UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Lakeside Dr. Suite 300N Bannockburn, IL		60015
(Address of principal executive offices)		(Zip Code)

(312)-940-2443

(Registrant’s telephone number, including area code)

BioScrip, Inc.

600 Broadway, Suite 700, Denver, Colorado 80202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	BIOS	Nasdaq Global Select Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 6, 2019, Option Care Health, Inc. (the “Company”) completed a series of mergers (the “Mergers”), pursuant to which the businesses of Option Care Enterprises, Inc. and BioScrip, Inc. were combined.

On August 7, 2019, the Company received formal notice from the Staff of the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that, since the Mergers constituted a business combination that resulted in a “Change of Control” under Nasdaq Listing Rule 5110(a), the Company was required to satisfy all applicable criteria for initial listing on Nasdaq upon consummation of the Mergers. At the time of the Mergers, the Company did not satisfy the minimum $4.00 bid price requirement, as required by Nasdaq Listing Rule 5405(a)(1).

The Staff’s letter indicated that, as a result of the bid price deficiency at the time of the Mergers, the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq with respect to the Company’s listing at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension that the Panel may grant to the Company. At the hearing, the Company will present its plan to evidence compliance with the $4.00 bid price requirement and request continued listing on Nasdaq pending completion of that plan.

The Company plans to take all reasonable actions to evidence compliance with the Nasdaq Listing Rules and to maintain its listing on Nasdaq; however, there can be no assurance that the Panel will grant the Company’s request for additional time or that the Company will be able to satisfy the terms of any extension within the period of time granted to it by the Panel. To that end, the Company also plans to pursue the listing of its securities on the NYSE American exchange where it would satisfy all of the exchange’s initial listing criteria, including the applicable price requirement.

Item 8.01 Other Events.

On August 13, 2019, the Company issued a press release regarding the letter received from the Staff. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
99.1	Press release issued by Company dated August 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTION CARE HEALTH, INC.

	By:	/s/ Clifford E. Berman
Name: Clifford E. Berman
August 13, 2019		Title: Senior Vice President, General Counsel and Corporate Secretary